Exhibit 4.2

(Face of Note)

VERTEX PHARMACEUTICALS INCORPORATED

SECURED NOTES DUE 2012

No. 1

$155,000,000

VERTEX PHARMACEUTICALS INCORPORATED, a Massachusetts corporation, for value received, hereby promises to pay to OLMSTED PARK S.A. or registered assigns, the principal sum of One Hundred Fifty-Five Million Dollars on October 31, 2012.

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VERTEX PHARMACEUTICALS INCORPORATED

By:	/s/ Ian F. Smith
Name: Ian F. Smith
Title: Executive VP and CFO

This is one of the Notes referred
to in the within mentioned Indenture:

Dated:  September 30, 2009

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Karen Beard
Authorized Signatory

(Back of Note)

VERTEX PHARMACEUTICALS INCORPORATED

SECURED NOTES DUE 2012

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED.  THE ISSUE PRICE OF THIS NOTE WAS 78.8494 % OF ITS PRINCIPAL AMOUNT; THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $211.51 PER NOTE WITH A PRINCIPAL AMOUNT OF $1,000; THE ISSUE DATE IS SEPTEMBER 30, 2009; AND THE YIELD TO MATURITY IS 8.00% PER YEAR.

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF VERTEX PHARMACEUTICALS INCORPORATED (THE “COMPANY”) THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS) OR (d) IN ACCORDANCE WITH

ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE.  NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.  The Notes are general obligations of the Company, secured by Liens on the Collateral as described in the Indenture.  This Note is entitled to the benefits of the Note Guarantees by the Guarantors on the terms set forth in the Indenture.

1.  Accreted Value; Interest.  The Accreted Value of this Note is the amount per $1,000 principal amount at maturity of this Note that is equal to (a) as of any date prior to October 31, 2012, $788.49 accreted at the daily compounding rate equivalent to 8% per year from the Issue Date through the date of determination, computed on the basis of a 365-day year, and (b) as of October 31, 2012, or any date thereafter, $1,000.  Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (such corporation, and its successors and assigns under the Indenture, being herein called the “Company”) promises to pay the Accreted Value of this Note, and, in the circumstances provided in the Indenture, Liquidated Damages, if any.  The Company further promises to pay interest (including post-petition interest to the extent permitted in any proceeding under any Bankruptcy Law) on overdue Accreted Value and Liquidated Damages, if any, from time to time on demand at a rate of 12% per annum, and the Company shall also pay interest (including to the extent permitted post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 365-day year.

2.  Method of Payment.  The Notes will be payable as to Accreted Value, Liquidated Damages, if any, and interest, if any, at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to Accreted Value of and interest, and Liquidated Damages, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.  Paying Agent and Registrar.  Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity; provided that if the Company or such Subsidiary is acting as Paying Agent, the Company or such Subsidiary shall segregate all funds held by it as Paying Agent and hold them in a separate trust fund for the benefit of the Holders.

4.  Indenture.  The Company issued the Notes under an Indenture dated as of September 30, 2009 (as supplemented from time to time, the “Indenture”), among the Company, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Indenture restricts, among other things, the Company’s and the Guarantors’ ability to sell or incur liens on Collateral or merge or consolidate with any other person.

5.  Optional Redemption.

The Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 2 nor more than 5 Business Days’ prior notice electronically delivered or mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the Accreted Value of the Notes redeemed plus Liquidated Damages, if any, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6.  Mandatory Redemption.

Except as set forth below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Upon the occurrence of a Milestone Event as defined in the Janssen Agreement as in effect on the date of the Indenture (whether or not the Janssen Agreement is still in effect or has been subsequently amended, sold or assigned), the Company shall redeem for cash the maximum principal amount at maturity of Notes that may be redeemed with the amount of the Milestone Payment due, under the terms of the Janssen Agreement as in effect on the date of the Indenture, upon the occurrence of the applicable Milestone Event, at a redemption price in cash in an amount equal to 100% of the Accreted Value thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for the closing of such redemption in accordance with the procedures set forth in the Indenture.  Any such redemption shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

7.  Repurchase at Option of Holder.  If a Change of Control occurs, each Holder will have the right to require the Company to repurchase all or any part (equal to $50,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the Indenture.  In the Change of Control Offer, the Company shall offer payment (a “Change of Control Payment”) in cash equal to 100% of the aggregate Accreted Value of Notes repurchased plus accrued and unpaid interest and Liquidated Damages thereon to the date of repurchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control). No later than 30 days following any Change of Control, the Company shall mail a notice to each Holder stating that a Change of Control has occurred and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

8.  Notice of Redemption.  Notice of redemption will be electronically delivered or mailed at least 2 days but not more than 5 Business Days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $50,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

9.  Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $50,000 principal amount at maturity and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

10.  Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.  Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees and the Collateral Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to the terms of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the Accreted Value of, Liquidated Damages, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes).  Certain provisions in the Indenture, Notes, Notes Guarantees and Collateral Documents may be amended or supplemented without the consent of any Holder of a Note.  Certain provisions in the Indenture, Notes, Notes Guarantees and Collateral Documents may not be amended or supplemented without the consent of every Holder affected thereby.

12.  Defaults and Remedies.  The Indenture contains certain Events of Default.

If any Event of Default (other than an Event of Default specified in clause (d) or (e) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Notwithstanding the foregoing, if an Event of Default specified in clause (d) or (e) of Section 6.01 occurs with respect to the Company, all outstanding Notes will become due and immediately payable without further action or notice.  Upon any Note becoming due and payable under the Indenture, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid Accreted Value of such Note, plus (1) all accrued and unpaid interest thereon and (2) Liquidated Damages, if any, determined in respect of such Accreted Value shall all be immediately due and payable.  Upon acceleration of the Notes, Accreted Value shall cease to accrete and Liquidated Damages will be calculated as of the date of such acceleration, but interest will accrue on the Accreted Value and the Liquidated Damages at the rate provided for overdue Accreted Value and Liquidated Damages on the Notes in Section 1 hereof and Section 4.01 of the Indenture until such Accreted Value and Liquidated Damages are paid. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.  Trustee and Collateral Agent Dealings with Company.  Each of the Trustee and the Collateral Agent, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee and/or the Collateral Agent, as the case may be.

14.  No Recourse Against Others.  No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

15.  Collateral.  The due and punctual payment of the Accreted Value of, Liquidated Damages, if any, on and interest on, the Notes and all other Note Obligations are secured as provided in the Security Agreement, which the Company and the Guarantors have entered into simultaneously with the execution of the Indenture, and the other Collateral Documents in effect from time to time.  Each Holder, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended, supplemented or otherwise modified from time to time in accordance with their terms and authorizes and directs the Collateral Agent or the Trustee (as the case may be) to enter into the Collateral Documents and to perform their obligations and exercise their rights thereunder in accordance therewith.

16.  Subordination.  The Company agrees, and each Holder by accepting a Note agrees, that the Note Obligations are expressly subordinated hereby, and as provided in the Indenture, in right of payment to the prior payment in full of all Senior Debt, provided that such subordination shall not apply to the rights of the Holders to receive Payments from Collateral, as defined in the Indenture, in accordance with Section 14.02 of the Indenture.

17.  Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

18.  Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JE TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Vertex Pharmaceuticals Incorporated
130 Waverly Street

Cambridge, MA 02139

Attention: Investor Relations

20.  Unclaimed Money.  Subject to certain conditions, if money for the payment of Accreted Value, Liquidated Damages, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request in accordance with the Indenture, unless any abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment unless such abandoned property law designates another Person.

21.  Discharge and Defeasance.  Subject to certain conditions, the Company at any time may terminate some or all of the obligations of the Company under the Notes and the Indenture if the Company irrevocably deposits in trust with the Trustee an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on the Notes, not theretofore delivered for cancellation, including the Accreted Value of, Liquidated Damages, if any, and accrued interest on such Notes at such maturity, Stated Maturity or redemption date, as the case may be.

22.  Governing Law.  THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert Assignee’s legal name)

(Insert assignee’s soc, sec, or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.08 of the Indenture, check the appropriate box below:

☐ Section 4.08.

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee*:

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).